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                                                                     Exhibit 24

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven B. Schaver and David K. Moskowitz, as his true and lawful attorneys-in-fact and agents, each acting alone, for him and in his name, place and stead, in any and all capacities, to sign any annual, quarterly, current and other reports of EchoStar Communications Corporation required to be filed under the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as if the undersigned might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents, each acting alone, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1934, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated as of March 28, 1997.

         SIGNATURE                          TITLE
         ---------                          -----

/s/ CHARLES W. ERGEN         Chief Executive Officer, Chairman and Director
--------------------------   (Principal Executive Officer)
Charles W. Ergen


/s/ R. SCOTT ZIMMER          Vice Chairman, Vice President and Director
--------------------------
R. Scott Zimmer


/s/ JAMES DEFRANCO           Executive Vice President and Director
--------------------------
James DeFranco


/s/ RAYMOND L. FRIEDLOB      Director
--------------------------
Raymond L. Friedlob


/s/ ALAN M. ANGELICH         Director
--------------------------
Alan M. Angelich